Exhibit 10.1

AMENDMENT NO. 1 TO COLLATERAL AGREEMENT

AMENDMENT NO. 1 dated as of February 10, 2011 (this “Amendment”), to the Collateral Agreement dated as of January 26, 2011 (the “Collateral Agreement”), among VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Company”), VERSO PAPER INC., a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), each Subsidiary of the Issuers identified therein as a party (each, a “Subsidiary Party”) and WILMINGTON TRUST COMPANY, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

RECITALS

WHEREAS, reference is made to (i) the Indenture, dated as of January 26, 2011 (the “Base Indenture”) among the Issuers, the Subsidiary Parties and Wilmington Trust Company, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “First Supplemental Indenture” and, the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Issuers, the Subsidiary Parties and the Trustee, and (ii) the Purchase Agreement dated as of February 7, 2011 (the “Purchase Agreement”), among the Issuers, the Subsidiary Parties and the Representatives (as defined therein), each acting on behalf of itself and as a Representative of the several Initial Purchasers (the “Initial Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement, or if not defined in the Collateral Agreement, in the Indenture;

WHEREAS, the Issuers intend to issue an additional $36,000,000 aggregate principal amount of their 8.75% Second Priority Senior Secured Notes due 2019 (the “Additional Notes”);

WHEREAS, the Pledgors and the Collateral Agent desire to amend certain provisions of the Collateral Agreement to reflect the addition of the Holders of the Additional Notes and any future Securities;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO COLLATERAL AGREEMENT

(a) The recitals to the Collateral Agreement are hereby amended by replacing the defined term “Notes” with the defined term “Original Securities” in each instance where the defined term “Notes” appears.

(b) Section 1.02 of the Collateral Agreement is hereby amended by the following:

(i) amending the definition of “Indenture Documents” by replacing “the Notes” in clause (a) thereof with “the Securities”;

(ii) deleting the definition of “Notes” appearing therein in its entirety;

(iii) adding “as such term applies with respect to the Securities” to the end of the definition of “Obligations”; and

(iv) adding the following definition, which shall be inserted in proper alphabetical order:

““Original Securities” has the meaning assigned to such term in the recitals of this Agreement.”.

(c) Section 3.05(c) of the Collateral Agreement is hereby amended by replacing “the Notes” with “the Securities” in the proviso contained therein.

(d) Section 4.03(c) of the Collateral Agreement is hereby amended by replacing “the Notes” with “the Securities” in the first sentence thereof.

(e) Section 7.06(b) of the Collateral Agreement is hereby amended by replacing “the Notes” with “the Initial Securities” in clause (ii) thereof.

(f) Exhibit I to the Collateral Agreement is hereby amended by replacing the “Notes” with the “Original Securities” in Recital C thereof.

SECTION 2. REPRESENTATIONS AND WARRANTIES

In order to induce the Collateral Agent to enter into this Amendment and to amend certain provisions of the Collateral Agreement in the manner provided herein, each Issuer and each Subsidiary Party hereby represents and warrants to the Collateral Agent and the other Secured Parties that this Amendment has been duly authorized, executed and delivered by such Issuer or such Subsidiary Party, as applicable, and constitutes such Issuer’s or such Subsidiary Party’s, as applicable, legal, valid and binding obligation, enforceable against such Issuer or such Subsidiary Party, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. MISCELLANEOUS

(a) Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Amendment shall become effective when (a) the Collateral Agent shall have received a counterpart of this Amendment that bears the signature of the Issuers and the Subsidiary Parties and (b) the Collateral Agent has executed a counterpart hereof. Except as expressly amended hereby, the Collateral Agreement shall remain in full force and effect.

(b) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(c) Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(d) Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

(e) Fees and Expenses. The Indenture Parties agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

VERSO PAPER HOLDINGS LLC

VERSO PAPER INC.

VERSO PAPER LLC

VERSO ANDROSCOGGIN LLC

VERSO BUCKSPORT LLC

VERSO FIBER FARM LLC

VERSO MAINE ENERGY LLC

VERSO QUINNESEC LLC

VERSO SARTELL LLC

VERSO QUINNESEC REP HOLDING INC.

NEXTIER SOLUTIONS CORPORATION

By:	/s/ Tracy M. Welch

Name: Tracy M. Welch Title: Treasurer

WILMINGTON TRUST COMPANY, as Collateral Agent

By:	/s/ Geoffrey J. Lewis

Name: Geoffrey J. Lewis Title: Assistant Vice President